UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2002

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515.

ITEM 5. Other Events

On June 6, 2002, Puget Energy’s utility subsidiary, Puget Sound Energy (PSE), announced a comprehensive negotiated settlement of the remaining electric general rate case issues with key customer groups, the Washington Utilities and Transportation Commission (Washington Commission) Staff and the Attorney General’s Public Counsel Section. The settlement is expected to result in a 4.6% increase in PSE’s electric retail rates and produce financial results consistent with Puget Energy’s previously announced earnings guidance of $1.10 to $1.20 per share for 2002 and $1.75 to $1.90 per share for 2003. The Washington Commission is expected to rule on the settlement agreement by the end of June 2002 with an effective date of July 1, 2002. Attached as Exhibit 99.1 is the press release announcing the settlement.

On March 20, 2002, Puget Energy and PSE jointly filed a Form 8-K disclosing a settlement agreement that resolved the Company’s request of December 3, 2001 for an interim electric rate increase and three of the four significant financial issues in the Company’s electric and gas general rate case filings of November 26, 2001. The three important general rate case financial issues resolved by the settlement at that time were the equity capital ratio, the return on equity and acceptance in concept of a power cost tracker mechanism.

If the settlement announced on June 6, 2002 is approved by the Washington Commission, PSE will receive a $59 million increase in electric revenues on an annualized basis. The annual increase of $59 million is lower than the adjusted requested electric increase of $90 million or 6.5%, on March 20, 2002. The smaller increase is primarily the result of moving certain items into a separate tariff for collection and adjusting the rate recovery period of certain regulatory assets, including the Encogen regulatory asset which is related to the purchase of PSE’s Encogen electric generating plant located in Bellingham, Washington in 1999. Overall, these adjustments will lower both PSE’s revenues and expenses such that there will be no resulting significant impact in PSE’s future earnings capacity. The settlement agreement provides for no rate base disallowance, recovery of all requested power supply costs and an 8.76% overall return on capital based on a projected capital structure with an equity component of 40% and an authorized 11% return on common equity.The settlement agreement also resolves all electric/gas cost allocation issues and establishes an 8.76% overall return on capital for the gas general rate case. The completion of the gas general rate case is expected on or before September 1, 2002.

Included in issues resolved as part of the comprehensive settlement of the electric general rate case, PSE will have a Power Cost Adjustment (PCA) mechanism in its retail electric rates effective July 1, 2002. The PCA will allow electric rates to increase or decrease in the future as PSE’s actual power supply costs vary from the normalized level of power supply costs established in the electric rate case. Attached as Exhibit 99.2 is the settlement agreement section describing the terms of the PCA. Important features of the PCA mechanism are summarized as follows and are described in more detail in Exhibit 99.2:

  PSE’s cumulative maximum pre-tax earnings exposure due to power supply cost variation over the four year period ending June 30, 2006 is limited to $40 million plus 1% of the excess.

  All significant variable power supply cost drivers are included in the PCA mechanism (hydroelectric generation variability, market price variability for purchased power and surplus power sales, natural gas and coal fuel price variability, generation unit forced outage risk, wheeling cost variability, etc.).

  The structure of the PCA pre-tax cost variability sharing mechanism is as follows:

Annual Power
Cost Variability	Customers’ Share	Company’ Share
		(a)
+/- $20 million	0%	100%
+/- $20-$40 million	50%	50%
+/- $40-$120 million	90%	10%
+/- $120+ million	95%	5%

(a)	Over the four year period July 1, 2002 through June 30, 2006, the Company’s share of pre-tax power cost variances is capped at a cumulative $40 million plus 1% of the excess.

  The Company can request a PCA rate surcharge if for any upcoming 12 month period the projected increase in deferred power costs will exceed $30 million.

  Interest is accrued on any overcollection or undercollection of the customer’s share of the power costs in electric rates.

In addition to the PCA mechanism, PSE’s rate case settlement includes an understanding whereby the costs of new longer term power supply resources acquired by PSE to serve its retail electric customers would be reviewed in an accelerated four month process separate from a general rate case. The objective of this accelerated review would be to have the new resource costs included in rates by the time that the new resource goes into service to meet customer energy needs.

ITEM 7. Exhibits

Exhibit 99.1 — Puget Sound Energy’s press release announcing the settlement of the electric general rate case.

Exhibit 99.2 — Settlement terms of the Power Cost Adjustment mechanism.

Cautionary Statement: Certain statements contained in this Current Report on Form 8-K are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, among which include statements regarding estimates of earnings per share and revenue, and the expected impact on the Company of the settlement agreement. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will likely result,” “will continue” or similar expressions. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others, whether or not the Washington Commission approves the settlement agreement; the timing and outcome of the gas general rate case settlement process that will continue for the next several months; governmental policies and regulatory actions, including those of the FERC and the Washington Commission, financings, industry and rate structures, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased energy and other capital investments, and present or prospective wholesale and retail competition; the recent bankruptcy filing by Enron Corporation and related events, which may affect the regulatory and legislative process in unpredictable ways; weather, which can have a serious impact on PSE’s ability to procure adequate supplies of gas, fuel or purchased power to serve its customers and on the cost of procuring such supplies; hydroelectric conditions, which can have a serious impact on electric capacity and PSE's ability to generate electricity; wholesale energy prices; industrial, commercial and residential growth and demographic patterns in the service territories of PSE; and the ability of Puget Energy and PSE to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt. More information about these and other factors that potentially could affect Puget Energy's and PSE's financial results is included in the companies' Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Form 10-Q for the first quarter of 2002 and in their other public filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and Chief Accounting Officer

Date: June 6, 2002